Exhibit 99.2

Jack Marks (00:00):

Alright, welcome everybody to

Jack Marks (00:02):

Wall Street Reporters. Next super stock livestream where we bring you those stocks, which have that 10 x to 100 x upside potential companies going after massive multi-billion dollar market opportunities that are at a key inflection point, and with multiple catalysts in place for that 10 x upside. And speaking of multiple catalysts, uh, again, we have Aditxt back with us, uh, the CEO, Amro Albana, Amro, welcome back to the program.

Amro Albanna (00:33):

Thanks, Jack. Thanks for having us again.

Jack Marks (00:36):

So, Amro, we’re just talking about catalysts. And you know, the thing that I find very compelling about Aditxt is, I mean, this is, this stock is the definition of our, you know, multiple shots on goal, multiple catalysts. Because what you have here is essentially, I, I I, I refer to it as a, as a, as a unicorn farm where you’re growing these, these, you know, businesses which each have, you know, shots, you know, shots on goal being potentially you know, billion dollar plus opportunities. Uh, and, uh, again, you’ve got multiple catalysts. Today we’re gonna be focusing on one of them, which is Pearsanta. So we’re gonna be talking about the Pearsanta today. We’re gonna be sharing the presentation. Um, but next week we’re gonna be discussing another one of, uh, Aditxt’s businesses. And the following the same thing. So the more, so over the next couple of weeks, I’d like the, you know, the market and the investors to understand better, you know, all the companies, different opportunities that you’re going after. Because again, what’s incredible about this is the stock is trading at a $5 million valuation right now. Even though it’s breaking out, it’s the volume is taking off, the stock is breaking out of key levels, but you have, again, you have 5 million market cap, and you have multiple shots on goal. Each of these are, you know, near term a hundred million plus upside right there. So you got an incredible setup. Uh, er with that said, um, I’m gonna shut up and I’m gonna turn it over to you.

Amro Albanna (02:04):

So, Jack, look, I mean, uh, as always, I do appreciate the opportunity to get on your platform and discuss this, right? When you’re talking about multi shots and multi opportunities, uh, you know, for your audience, it is important to understand why. And the why really comes from the fact that we built Aditxt and we founded Aditxt to identify these big or potentially big opportunities, build them, position ‘em for global commercialization, and, uh, launch ‘em from there. That’s why Aditxt is designed and built and founded with that mindset and with that vision in mind. So, today we’ll be talking about Pearsanta, and we will continue coming back on your show to talk about Adimune, Adifem and our plans for, you know, beyond the two current, uh, subsidiaries that we have and the pending acquisition that we will talk about. But look, Pearsanta is focus on cancer, and I don’t need to, you know, show market slides and market opportunities and market size for all your audience today.

(03:16):

You know, who amongst us has not dealt with cancer directly or indirectly. We all understand the challenge of cancer to humanity, right? Period. And when we’re talking about cure for cancer, right? When we’re talking about moonshots to a, to address cancer, what are we talking about? And reality is we’re really talking about early detection. While everybody thinks about the cure for cancer in the form of a pill that you take, or an injection that you take, we must, we must think when it comes to cancer, we have to think about early detection and eventually prevention where you never get it in the first place. It doesn’t get any bigger than this, Jack. And I’m not talking about numbers, I’m not talking about finances. I’m talking about opportunity to actually make something and to accomplish something very meaningful when it comes to health. From there, everyone can, you know, assist the opportunity.

(04:12):

So Pearsanta, we founded Pearsanta and we brought it under the umbrella of Aditxt with a goal that focuses on early disease and cancer detection, because we believe that early detection and eventually prevention is key to addressing cancer. So, with that, um, let me just get on one particular slide here. Look at this number, 10 million lives that we lose according to the World Health Organization, every single year, 10 million. Now, that is a massive number. It is the second leading cause of death worldwide. But when it comes to cancer, we really don’t tend, we don’t tend, we don’t tend to think about that number in a vacuum. We tend to think of it when it comes to us, our loved ones, our family, our sister, right? Cancer, no one wants to hear that word. 10 million people are dying of cancer. Now, here is the next, here is the next statistics that I want you to, and your audience to think about. 70% of cancer death could be prevented if caught early.

(05:30):

That equates to 7 million people. If this is not an opportunity to pursue a mission to go after, I’m not sure what else, right? So, Pearsanta is one of Aditxt subsidiaries. It is focused on early detection. We’re looking to go commercial, starting with prostate cancer end of this year, not two years from now, not four years from now, not seven years from now, end of this year, beginning with prostate cancer. That is always over overtreated because of the current test with PSAs. And we’ll, can, we can get into that this year. CLIA CAP monitoring and Laboratory Center out of Richmond, Virginia, fully staffed, working on validation as we speak, not four years from now, Jack, not five end of this year is what we’re pushing for. This is the opportunity that we’re talking about as part of Aditxt. So you’re talking about 10 million lives every single year.

(06:33):

70% could be prevented if caught early. So our focus with Pearsanta is not a pill. It’s not an injection, which, by the way, must be pursued. Don’t get me wrong, therapeutics must be pursued, but we have to think of early detection and eventually prevention premutation to understand that someone is on their way to developing cancer. That’s the power of Pearsanta. That’s the power of Aditxt. And that opportunity was started about three, four years ago. And today, I’m here on your show pushing for validation and commercial launch, starting with prostate cancer by end of this year. That’s the opportunity we’re talking about today.

Jack Marks (07:26):

Okay. Am I, I think the slide is, is a salt is a slide.

Amro Albanna (07:35):

Uh, did I, did it, did it, uh, freeze jack?

Jack Marks (07:38):

I think we’re, we’re, we’re on page uh, three. I, I dunno if you’ve advanced.

Amro Albanna (07:44):

Yeah, those are the numbers. I was actually fo I switched to that number. So at least your audience, and you can see those numbers that I was just sharing with everybody.

Jack Marks (07:53):

Okay. We got that. Okay. Uh, are you advancing? Are you advancing the

Amro Albanna (07:58):

I’m happy to, I just wasn’t sure if there is a particular question on that particular market just to capture the market opportunity. Oh, okay.

(08:05):

Okay. Is I’m happy to, to certainly move forward, but I really wanted to, you know, when you’re talking about an opportunity, I really wanted to capture that opportunity by the numbers so people begin to understand, you know, we all can, we all appreciate the market based on our personal experiences, but now you take it beyond that, and when you’re talking about 10 million people a year, 10 million people a year that we’re losing where 70% could be prevented if caught early. That’s why I wanted to start with Pearsanta and why we have Pearsanta as one of our subs, subsidiaries to pursue that mission.

Jack Marks (08:41):

Yeah, no, it’s definitely, uh, it’s, and again, this is just one of, one of your, you know, uh, operating subsidiaries, which I think is, you know, tell us about, you know, the, the, the upside here. Uh, so let’s, uh, let, let’s move, let’s move forward. Let’s learn more about the Pearsanta. And this is, again, one thing I think we wanna bring up is, so Pearsanta is, is gonna be spun off as an IPO, right? In the, that’s, that’s our plan right now, correct? That is our plan. That’s the game plan. Okay. So Pearsanta is gonna be spun off as an IPO and Aditxt will still own probably what, 60% or more of, of the company. Uh, yeah. And if I think I, I, I, I know like maybe we, we threw out some numbers of potential valuations of, I don’t know, we talked about a hundred million plus.

(09:31):

So what that means in theory is that if Pearsanta is trading at a market cap of a hundred million, and you still have, you know, 60% of it, that means that Aditxt should be worth $60 million at least just for that business. And, you know, and right now you’re trading at a 5 million valuation, so you got a 12 X a 1200% upside just from that. And again, I see other, there’s other catalysts. You got, you know, Evofem, you got, uh, you know, you got, you got several more of those potential, you know, 10 x uh, valuation events.

Amro Albanna (10:07):

Yeah. So that, that is the model. And you know, Jack, look, I, I certainly, I mean, I would just have to leave the future value of Aditxt to others, right? They can, they can do the math as the CEO and as an insider, I certainly, look, I, I wouldn’t be here if I didn’t believe in the work we’re doing. I wouldn’t, right? And I would have to leave the, the potential value for people to figure out, analyst to figure out. But you’re absolutely right. Look, we’re $5 million company. That’s it. That is it. Nobody knows about us. Nobody about knows about the work we’re doing. I haven’t even started talking about autoimmunity. I haven’t started talking about women’s health. We’ll leave that for another day. But today I want to focus on cancer with Pearsanta. And when, you know, you know, when you talk about an IPO, that brings us back to our business model.

(10:58):

We founded Pearsanta with that mission that I just shared with you. We did key acquisitions, including the mitochondrial DNA acquisition, which is focused on early disease and cancer detection. And we advanced it, we supported the staff, we brought in the right leadership, and we focused, you know, look, with a $5 million company, there is, you know, there are only so many, so much resources, right? We’re not Merck, we’re not Pfizer, we’re not Abbott Labs. But we’ve managed, and our team managed to continue pushing forward to get this product out to the market. And our goal is end of, end of this year. It is important now to, to talk about regulatory. So what does it take? We are going to launch this as what’s called lab developed test. It is a test that will be processed in our facilities in Richmond, Virginia. So we’re not going through the FDA yet.

(11:57):

FDA will be when we’re ready to develop kits and actually have others run it. But right now, this test will be launched as a lab developed test starting with prostate cancer. And we’ll talk about the other types of cancers that we’re planning on developing. So again, we’re, look, we’re within six months, as soon as we finish the validation. And of course, we have to make sure, we gotta say that if the validations are, are, are what they need to be, we’re launching, starting with prostate cancer. So that is Pearsanta and our IPO is part of that process where we acquire an asset or a company, we build it, we make sure that we build it towards commercialization. And the IPO process becomes the, the event to really position it for global growth. Because this cannot just be for a country or a nation or a region. This has to be available for, uh, you know, for, it has to be accessible globally, um, as a product and as a service.

Jack Marks (13:00):

Yeah. So, so it’s interesting. I think it’s, it’s really important that the market understands kind of the Aditxt business model. And I think this is the opportunity. The reason why, you know, this stock has that 10 x upside or more right now, is because the market doesn’t really understand the model. So that’s why the stock is cheap, and that’s why there is the opportunity right here to get in, you know, at a dollar 30, whatever it is right now. And, you know, I think, again, I, I think we have a potential for, you know, uh, 1520 $5 a share over the next, you know, six to 12 months as, as the market understands, uh, the business better. And of course, you know, you execute on, um, you know, some of these opportunities including, you know, the Evofem, uh, the, the closing of that acquisition, the, the, the IPO of, uh, Pearsanta, et cetera. Uh, but you have, again, you have, you have three, you have three of these opportunities right now under the umbrella. So you have three of these, I’m calling it the baby unicorns. You have this little, you have this unicorn farm where you’re growing these potential billion dollar moonshots.

Amro Albanna (13:59):

And, and Jack we have two just to be, uh, you know, so we have Adimune, which focuses on autoimmunity that deserves its own show. We have Pearsanta, which we’re talking about today. And then we have a pending transaction with Adifem, which is the Evofem that will be women’s health non-hormonal. And trust me, we’ll have plenty to talk about when we get to that. And that’s,

Jack Marks (14:23):

And that, and that’s doing right now. So you are gonna be a, a closing on that acquisition, I think, in September, and they’re doing 20 million in revenues already. So it’s an, it’s an established business, and it’s a growing business. So essentially the idea is for you to what, to scale that up to? I that is correct.

Amro Albanna (14:38):

Yeah. I mean, look, I mean, it’s women’s health. And, and again, I don’t, I don’t want to take away from Pearsanta today, but women’s health is an ignored category. It deserves a lot of attention. So there will be plenty to talk about when it comes to Adifem, the acquisition of Evofem, and you know, how we view it. And of course, our goal right now is end of September. Of course, there are all kinds of conditions that need to be met. People can go online and read all the filings we’ve done. But that truly, Jack deserves its own show, its own segment Adimune deserves its own segment. I think your audience, and I truly believe, when the market begins to understand Aditxt as a business model, and they begin to understand, you know, the programs or the subsidiaries that we’re building under Aditxt, they will truly begin to appreciate what’s going on.

(15:29):

And, and look, um, uh, we, you know, we, we as a team, we live and breathe this every single day. So we know, we know, uh, I appreciate the fact that your audience cannot possibly learn everything that needs to be learned about Aditxt. It, it can’t be. But our goal is to continue be on, on, you know, to continue to communicate and engage. Because look, people must, our, our, our goal is to get people engaged, to understand the type of work we’re working on, and frankly, the, the partners we have involved, very credible partners worldwide that we have in this journey, whether it’s cancer detection, autoimmunity, women’s health, and we’ll talk about that. But that’s, that’s Aditxt. And we’ll take every opportunity we can to repeat this business model and to show what we currently have, what we are, you know, what, you know, what we are looking to have near term and the future, and what the future brings in terms of addressing other major diseases around the world.

Jack Marks (16:34):

Okay. Excellent. Let, let’s, uh, let’s learn more about, uh,

Amro Albanna (16:39):

Well, you know, I talked about prostate cancer, right? That’s the first test. I just want, I just want you to see this number, 98% early stage survivor versus 32%. Look at the difference. An early detection makes 98% if detected early when it comes to prostate cancer versus 32%. Look at lung cancer, 56% survivor rate when it comes to early detection versus 7% how many that are either listening right now to your show, or will listen in the future, have someone, or know of someone that is either dealing with prostate cancer, lung cancer, ovarian cancer, breast cancer, you name it. Look at the difference. Early detection makes ovarian 93% survival rates if detected early versus 29% breast. You can see the numbers. So I’m back, you know, I’ll go back to my, you know, to what I started, we believe the best or the highest probability to cure cancer is early detection.

(17:52):

And ultimately, the best cure for cancer, Jack, is not to get it in the first place. And that’s our vision for Pearsanta. This is what we did an, uh, an acquisition of a Mitomic platform where, and it’s not commercial, it’s not near commercialization. We’re starting with big, which is early detection, and eventually want Pearsanta to get to prevention where we can detect changes, premutation pre-cancer, that we could potentially get someone to change their behavior, whether it’s smoking, or living, or eating or whatever it is. That’s what we’re talking about. So with Aditxt, we don’t pick opportunities that are small. We’re going after cancer with Pearsanta, with early detection, and eventually prevention. And that’s what we’re talking about when it comes to Pearsanta, which is one of our subsidiaries.

Jack Marks (18:58):

Okay. Um, oh, yeah, this is interesting. Okay, so what is, what is, this is the one thing I I think people are gonna ask is what is the competitive landscape? What else is out there in terms of, uh, on the market that you, that you, you’re competing with?

Amro Albanna (19:13):

So, you know, we have the slide that you’re seeing just again, to, to really to show you the competitive landscape. And I’ll summarize it in, in this fashion. I’ll summarize it as follows, Zach, uh, Jack, Mitochondrial, DNA is truly what I believe to be the frontier to, to begin to understand our health and with, with more precision. So we’re starting with mitochondrial DNA and the Mitomic platform basically detects damage in our mitochondrial DNA, which we believe will give us more accuracy, more precision, and at an earlier stage when it comes to detecting cancer. So that’s the foundational component of the Mitomic platform. Now, that said, it’s all good and well, to have a piece of technology and a piece of innovation that detect cancer early and with more precision, let just, let just put that aside, but it will not work if it cannot be accessible, and if it cannot be cost effective and economically feasible to get it to everyone who needs it.

(20:35):

So the Mitomic platform, the way it works, it’s a non, it’s based on it’s non-invasive blood sample that gets processed to detect the changes or damage in mitochondrial DNA and as a blood sample. It makes it more accessible and more cost effective to deploy this test globally. So when you’re talking about the competitive landscape, it’s not enough, as I always tell the team, it’s not enough to have, you know, massive patent portfolio, which is important, or to have a technology that only can work in, you know, highly sophisticated environment with the Mitomic accessible precision, early detection, cost effective. And we’re looking to launch it by end of this year.

Jack Marks (21:24):

Uh, when you say cost effective, like, so what, what would, what would a patient, you know, pay for one of these tests?

Amro Albanna (21:32):

So, look, it’s gonna be in line with what exists in the marketplace, and it’s, you know, it’s obviously the price will ultimately be determined by the provider, the distributor, but it will be in line. I can tell you in terms of cost effectiveness, we’re, we’re very, very, uh, you know, excited. It’s probably not even the right word, but when, you know, when you look at our, the cost efficiency of deploying such tests, we know we can be in sync and in line with the current market scape, Jack. And that’s, that’s gonna be key for global deployment of the Mitomic platform by Pearsanta.

Jack Marks (22:09):

Okay. No, it’s, uh, very compelling.

Amro Albanna (22:13):

So, um, that’s, that’s, you know, and this one, you know, this slide here really talks about the noninvasive nature of the, uh, of the test.

Jack Marks (22:22):

Did we miss, did we miss a few slides? I think you advanced. Yeah, no, I was,

Amro Albanna (22:26):

I’m going through every single slide. Okay.

Jack Marks (22:28):

Okay. Okay.

Amro Albanna (22:29):

This basically, you know, the, the, you know, all the conversations that I’ve been having is really a summary of the overall presentation. I wanted to make sure people understand, at least for now, understand that what Aditxt business model is, the types of opportunities that we focus on. Then we get into cancer and Pearsanta. Second, leading cause of death worldwide, 10 million people are dying every single year. 70% could be prevented of 10 million people, that 7 million people could be prevented. And our belief and our approach is, it’s gotta begin with early detection, which is what we’re working on. And eventually, eventually, and that’s still in development of course, R&D stage is, is, is prevention. So that’s what we’re talking about today. And the IPO for us is to, to truly provide Pearsanta, the ability to grow globally and expand globally over the next 12, 24 and 36 months.

(23:25):

So, what are the numbers, Jack? How many people do you believe would need and would want that test, right? We have, what, seven, 8 billion people on earth. So deploying something that, you know, that can be validated, of course, that that has clinical validity, something that’s accessible, something that’s, that works with the existing infrastructure, medical infrastructure, not only here in the US but globally is key. And that’s why, um, you know, we’re, we’re pushing Pearsanta. That’s why we’re talking about, uh, that’s why we’re talking about Pearsanta. And I will tell you, it would not be, it would not have been possible without the Aditxt business model. It is, it is important to understand that, look, there are plenty of opportunities out there that are looking for home, looking for a platform like Aditxt to give it this opportunity, acquired it, built it, building it, and we wanna launch it as early as potentially Q4 or, uh, uh, I’m talking about the, the, the, you know, the, the company, not the test, the test we’re looking to <inaudible> to launch end of year, but to launch it as an IPO Q4, Q1, Q2, obviously that will have to be determined, uh, upon the filings and everything else, just given the nature of the, of the process.

Jack Marks (24:45):

Okay, excellent.

Jack Marks (24:57):

Are we, are we move? Uh, next slide. Is it, uh,

Amro Albanna (25:00):

No, sorry, Jack, I wasn’t sure if there’s any <inaudible>. So this slide, again, it’s some of the things that I’ve, that I’ve mentioned to you. This slide really looks at the US market strategy, right? So, um, for those that are not familiar with the regulatory landscape, and, and I’m gonna be very high level, you can deploy a product, you know, something that can be deployed as a product, as a kit, as a diagnostic kit, where you have to get your 510K, uh, FDA approval. And that’s a process, which we are, you know, we’re, we’re certainly planning to do for the right market, for the right product. But as a laboratory, which we have our, uh, CLIA CAP, these are accreditation that you have to have, uh, which was part of the process in the last three years to put that together, to have the right staff together while launching this product as an, as a lab developed test.

(25:56):

The reason I emphasize that, because many times you’re talking about these wonderful innovations with big promises and cost effectiveness, and, and, and, but ultimately what happens with the regulatory path? So we’re launching this out of our laboratory, which again, is CLIA CAP, you know, accredited, uh, staffed. And which, which means samples would have to come to our lab, they would have to be processed by our staff, and results will be shipped to the provider or whoever needs to receive this, right? And that’s our US strategy, right? When it comes to global expansion, then you have to talk about, you know, CE marking for European markets as a, as an example, or what we will really, uh, looking to do is global expansion through partners globally. You know, we, we look, we believe, and I will say this, we believe that this test is and will be in high demand.

(26:58):

That’s what we believe, otherwise we wouldn’t be doing it. And the key for, for rapid expansion is not for us to develop another CLIA CAP or equivalent in every single country we’re planning to get into. The key is to actually partner globally, globally, with other, uh, providers, other partners, other strategics, other laboratories to deploy that same test, uh, in, in the region. So now you can begin to see the, you know, the US plan, the European plan, and for what it’s worth, MDNA biosciences, the assets that we acquired out of MDNA biosciences, they do have, not us, not ours, but they do have a UK facility that would be ready to serve the European market. So we don’t own it to be clear, but certainly that’s something that we’re contemplating to get us in Europe, uh, you know, fairly quickly, assuming we can get that done.

(27:54):

Alright, so this talks a little bit about the technology. Again, Mitomic technology, it’s proprietary molecular diagnostic platform. That’s important. Again, you know, we’re not, we’re not looking for, and we do not need specific devices, proprietary devices to process the test. We’re talking about PCR, these are machines and infrastructure that already exist. I touched on the fact that it’s not invasive, it’s it’s blood-based liquid biopsy. And I repeat that, Jack, to make sure, again, people understand that we’re not having to reinvent the infrastructure to deploy this rapidly, effectively, and, and get it in the hands of those who need it. Um, these are the advantages. The, you know, kind of the, uh, summary advantages, again, non-invasive. We keep repeating that over and over again. It’s actionable. It’s not just, you know, a piece of information, something that you can, that you can act upon. And, you know, ultimately it’s all about early, early, um, early detection.

(28:58):

Um, this one right here, you know, we’re talking about 50%, up to 50% of men diagnosed via PSAs are overdiagnosed with cancer. That would not have been life threatening. So now we’re talking about overtreatment and you know, who, you know, who wants to go through unnecessary biopsies. I think your audience and everyone can appreciate the invasive nature of what’s currently taking place. So starting with prostate, we believe that we’ll, you know, we’ll gain traction, uh, you know, relatively quickly. And, uh, we’ll begin to build based on that launch. And now you start looking at the next generation diagnostics, lung cancer, ovarian cancer, liver, stomach, stomach, breast, you name it. That’s the, you know, that’s what’s happening right now, uh, with Pearsanta. And I certainly hope that gave a pretty good overview and insight into Pearsanta, which is one of the subsidiaries that we are talking about.

(29:59):

Hopefully next week or so we’ll talk about Adimune or Adifem, so we can give a bit more insight to these other, uh, other subsidiaries and the bigness of the opportunity that we’re addressing. And I will always go back to Aditxt. And look, you know, showing success is gonna be really important because if we can show success, and it’s a matter of when we can show success, and I will say that, right, with all the disclaimers that people understand when we show success, what else is in the pipeline? What else can we do? What other areas can we tackle? Is it multiple sclerosis? Is it type one diabetes? Is it psoriasis? Is it stiff person syndrome? Right? And that’s really what, uh, what’s, what Pearsanta is working on as we speak. So hopefully this would’ve bit, I was a bit more, uh, helpful to the audience to understand just, you know, what Pearsanta is up to and how that fits into the Aditxt model.

Jack Marks (31:01):

Yeah, no, it’s very interesting. And, and I think, again, to, to go back to what you said, uh, looking at it from the perspective of, of, of the investor of the market, um, you know, the, the, the opportunity in the stock is people don’t quite understand it, and they’re only gonna be able to see what, what Aditxt the business really is. Once you have one of these, uh, I’ll, I’m gonna use the word liquidity events or monetization event, or either for that, for example, either when you close, uh, the, uh, the Evofem deal in September, or, or when, uh, the IPO of Pearsanta happens, I actually, I think the IPO of Pearsanta is probably the more, I think that’ll be kind of like an aha moment for the market, because I don’t think people are quite expecting it. And once we see some clarity on that, um, you know, people are gonna wake up and, and see, wow, what, you know, what else is under the hood that they’re not aware of? Because again, you know, the way, what, what moves these stocks is those upside surprises, right? And you have the potential for a lot of, you know, positive, uh, you know, upside surprises here with, uh, you know, all the, the, the multiple subsidiaries and the operations that you have. Um, let’s see if we get to some audience questions here. Um,

Amro Albanna (32:17):

And so, uh, Jack, yeah, I actually, I, look, I’m, I’m, I’m actually watching the comments and it’s truly, truly wonderful, and I truly want to get questions from the audience. Um, I just want to, before we go there, I want to touch on something important. Look, when it comes to investing in biotech, and I’m talking about early stage microcap companies, we all, like, when we invest in a company that we believe in, we understand that we are investing in a potentially binary outcome, right? So let’s say some companies working on some drug for psoriasis, it’s a binary outcome. It’s either, you know, it either fails because it doesn’t make its clinical, you know, uh, uh, uh, you know, outcomes that they’re expecting, or it, it works beautifully, right? And everything in between. But generally, when we’re talking about biotech, you have these amazing opportunities, but they do come with this binary outcome.

(33:17):

One of the things that’s worth mentioning for Aditxt is the fact that when you have multiple programs, it is, it takes away that binary outcome. Now, of course, I will always, you know, I’m, I’m a, I’m a, you know, my conservative side is look, Aditxt, just as a micro cap company will have, you know, will also have that, you know, big success. Big, you know, big, you know, but you know, that’s, that’s really inherent in all early stage. But when it comes to biotech, you know, when we’re talk, when it comes to the product, you know, we we’re talking about autoimmunity, one of our programs, we talk about cancer, we’re talking about potentially women’s health. That is an important differentiation of Aditxt as a model, because as a shareholder, as a stakeholder, you are part of a, a, a platform that has multiple programs, not a single program with binary outcome where biology dictates success or failure. So that was,

Jack Marks (34:12):

Yes, you have multiple shots on goal, you have that diversification, but it’s not <inaudible> though. It’s, it’s, it’s, it’s, I mean, it’s, it’s, again, you have kind of slightly different opportunities. So it’s, yeah, no, it’s a good, it’s a good, it’s a good kind of basket of, of opportunities that, that, uh, you know, you’re going after. Uh, so I think definitely. And, but I think also, I, I think once, and, and again, as the market understands the business model more, you know, the stock will be able to trade more in line with what it’s, you know, real upside potential is, um, let’s see. Okay. So, uh, Ruin is asking, okay, he says many companies have tried this, uh, I guess, I guess, uh, cancer detection field. Can you talk about like, what’s been in the market and what’s kind of, how do you differentiate? What, what can you do better? What, what, maybe if you can answer that

Amro Albanna (34:58):

Question. Yeah. So one, I mean, I think, you know, you gotta begin, uh, you know, with the fact that the, the market needs an early detection diagnosis for cancer. It does, right? So that’s an important piece because that’s a telling data point that the market needs it Jack it does. And, you know, and, and you know, for us, when you’re looking at mitochondrial, and if you actually look online, I don’t have it available right now, but if you look online, you see some of the publications that we have for the Mitomic platform, you’ll see the sign, you know, the differentiation scientifically, but also when you’re talking about that cost efficiency and the ability to deploy it with the, you know, within the existing infrastructure where we’re not requiring unique machines to process such tests. And, you know, for us, look, we’re, we’re pushing to launch end of year, that will become a huge validation, I believe, when it comes to the product by end of the year.

(35:59):

So we’re not talking two years from now, we’re not talking three years from now by end of the year. So the key is gonna be technology, and you can look at some of the scientific publications. It’s gonna be existing infrastructure, which we are working within the existing infrastructure in the machines that currently exist, and cost efficiency to be able to deploy it, not only in the US and North America, but globally. And we’re pushing again for validation within the next, uh, six months. But the demand is there. And the question that Ruin brought up shows that the demand is there, and we’re, look, 10 million lives, what else? 10 million lives every single year that will, you know, that, that, you know, that really highlights and emphasizes the demand of a product like this.

Jack Marks (36:46):

Yeah, no, it’s, uh, it’s, it’s again, a tremendous upside potential. And, you know, you’re, you’re kind of at this interesting inflection point right now. So speaking of which, um, what kind of news flow can we expect to see, uh, in term, let’s say for Pearsanta specifically, uh, in the next few months, so that we could see that, you know, the, that inflection point.

Amro Albanna (37:10):

So, you know, obviously with that being, yeah, without being specific, but I’ll, I’ll, I’ll provide the path that we are targeting, right? Because, you know, it’s not about a specific press release or a specific milestone, but let me tell you the path one, we have to update the market on validation. You know, the, the path to validation, the path to commercialization. We have to update the market on any potential distributor that we secure here in the US and outside the US. And we have to update the market on our activities of how we’re going about securing partners, again, in the US and outside the US. Uh, we, you know, we will need, if any, um, this is actually public. We’ve, you know, we, we announced, and I don’t remember a few months ago that, look, we’re, we’re seeking grants, federal grants, right? Um, if there’s any milestone that we can update the market on, we will.

(38:06):

And, and Jack, just again, you know, hopefully as we continue to do the, to do this more and more and more, you’ll get to understand the style and the approach of Aditxt and my personal approach, we, we want to share with the market updates. They’re not necessarily all the, you know, the huge updates here or there, but we do want to engage our audience with things that we’re working on, things that work, things that don’t work to at least share with them the journey and how we can get a product like this. And frankly, after, after Prostate, once it’s launched, we also wanna update the market on what other products we’re working on, whether it’s ovarian cancer or something else. So Pearsanta alone, there are a lot of activities that we would want to go out and update. Of course, we have, they have to be meaningful enough, but at least to share with the market what we’re up to and where, you know, where Pearsanta is and Adimune and, and Adifem and so on and so forth.

Jack Marks (39:06):

Okay, excellent. Uh, so yeah, on that note, um, I guess, uh, we get comment here, catalyst, uh, Evofem, uh, and then Pearsanta. Okay. Yeah. So yeah, pretty much, uh, I think what I think this is, this is gonna be the big thing. I think what the, the market’s gonna be looking for, uh, this news flow, uh, to see, um, we, to see, to see the news flow and, uh, regarding Pearsanta, I think that could be, uh, you know, a significant catalyst. Um, you know, for the stock, especially, you know, if we get some, um, you know, traction on, you know, the IPO front, I think that would be, um, you know, uh, very, very compelling and, and, and a catalyst for the stock. Uh, but yeah. Okay. Amro, thank you again for, for joining us.

Amro Albanna (39:53):

And Jack, just for good measure, good measure, just for good measure, you know, I mean, when it comes to an IPO, I mean, we’ve, we’ve certainly shared the plan for an IPO, so our stakeholders and shareholders understand what the plan is, but just for good measure, again, we really cannot talk about filings and, you know, comments and SEC and all that stuff that will have to be, you know, when it’s appropriate when it’s public. But we’re really talk about the IPO because, you know, our stakeholders to at least need to understand at a high level what our plan is for Pearsanta. And beyond that, of course, I can’t necessarily, you know, insinuate or imply one outcome or one timeline, uh, you know, versus another. That’s, that’s all. But just,

Jack Marks (40:36):

And of course that’ll, and that’ll of course, that’ll be the, you know, the upside surprise. Because again, the less, the, the bigger of a upside, the bigger of a surprise it is, when it happens, when that news can happen, the bigger, you know, uh, the potential for the stock to move. I mean, it’s, it’s usually when, you know, if people know too much in advance, then when the news actually comes out, it kind of, you know, it kind of falls flat, you know, it’s always, you know, buy the rumor, sell the news. Uh, but I also, I think what’s, um, I think it’s important to also mention that, you know, the business model you have, for example, with Pearsanta, where you’re, you’re choosing to, you know, spin it out as an IPO, so there’s gonna be more capital coming into it. So it’s, it’s gonna be non-dilutive really for Aditxt, uh, at your level. So really you, you’re able to maximize, uh, you know, shareholder value that way. I think especially with all these other, uh, opportunities that you have. Is that also, is that kind of the, I dunno if we’re getting ahead of ourselves, but is that the, um, is that kinda the strategy for example, maybe with, uh, Evofem at some point to, to spin that out in, in an IPO as well?

Amro Albanna (41:39):

Yeah, potentially. And we’ve said that publicly as well. And I see one more comment from Money, uh, Mastery. Look, I agree with the comment, and I don’t know if everybody else can see it, but you need an IPO urgently to raise capital from retail. Yes, we agree. We need, we need, we need IR strategy, we need news flow. And I can tell you, um, look, that’s, that’s why we’re doing this. We, our story needs to be told, and we need to do a much better job telling our story. ‘cause nobody knows what Aditxt does and nobody knows what Pearsanta’s doing. Hopefully few people today know better about Pearsanta and Aditxt, and we need to do the same thing with Adimune. We need to do the same thing with Adifem. And that’s just the beginning, uh, of our plan to do so. But yes, I agree we need to do a better, uh, job at IR and news flow.

Jack Marks (42:27):

But again, going back to it, that’s, that’s kind of where the opportunity is. You know, all our stocks that, you know, went up, you know, 10 x you know, like, uh, you know, we’re <inaudible> at the bottom. And again, there’s many, many more doubles, triples, five et cetera, five, 500% gains. You know, they all start out, you know, a journey of a thousand miles journey to 10 x journey of a thousand percent upside begins with, you know, one step. So every time we do a live stream, we, the more and more people see the story, the company makes progress. Uh, you know, it’s, it’s that, that’s the path that, um, you know, all, all, all of our stocks that have become 10 bagger, they all start off exactly the same way. You know, like they might be the first live stream. There’s like, I dunno, 20 people watching. The next one, there’s a hundred, the next one is 300. And just the snowball grows and grows. And then of course, you know, hopefully the company also executes, uh, news flow and there’s news flow and uh, it goes from there. So, um, on that note, uh, Amro, I thank you again. Uh, thank you everybody for joining us, uh, and uh, we’ll see you all the next one.

Amro Albanna (43:31):

Thanks, Jack.

Jack Marks (43:32):

Thanks everyone.